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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
May 10, 2012

Valhi, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-5467	87-0110150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The following references in this current report shall have the following meanings:

 “SEC” shall mean the U.S. Securities and Exchange Commission;

“us,” “our,” or “we,” shall mean the registrant, Valhi, Inc., a Delaware corporation.

Item 8.01	Other.

As previously disclosed, on March 15, 2012:

•
our board of directors approved a 3-for-1 split of our common stock to be effected in the form of a stock dividend and, in order to effect the stock split, an amendment to the our restated certificate of incorporation to increase the number of authorized shares of the our common stock from 150 million to 500 million; and

•
stockholders holding a majority of our outstanding shares of common stock executed a written consent approving the amendment to the our certificate of incorporation to increase the number of authorized shares of our common stock from 150 million to 500 million.

We filed a definitive information statement with the SEC on April 10, 2012 notifying our common stockholders of the action taken by the written consent of our common stockholders as discussed above.  We commenced the mailing of the information statement to our common stockholders on April 11, 2012.

On May 1, 2012, our authorized shares of common stock increased to 500 million upon the effectiveness of the amendment to our certificate of incorporation.

On May 10, 2012, our transfer agent distributed to our common stockholders of record as of the close of business on May 2, 2012 two additional shares for each share held as of the close of business on that date.

Pursuant to the rules of the New York Stock Exchange, shares of our common stock traded with a “due-bill” on the open market from April 30, 2012 through May 10, 2012.  This means that our common stock will not begin trading at a split-adjusted price until the opening of trading on May 11, 2012.  Purchases or sales of our common stock on the open market from April 30, 2012 through May 10, 2012 included purchases or sales, respectively, of the rights to receive the stock dividend.

As required by the rules of the SEC, we are required to file with the SEC a restated certificate of incorporation reflecting the changes made by the most recent amendment to our certificate of incorporation.  The required restatement of our certificate of incorporation is attached as Exhibit 3.1 to this current report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Item No.	Exhibit Index

	3.1*	Restated Certificate of Incorporation of the registrant as of May 1, 2012.

*
This Restated Certificate of Incorporation of Valhi, Inc., as amended effective May 1, 2012, is restated for the purposes of the disclosure requirements of Item 601 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission and does not represent a restated certificate of incorporation that has been filed with the Delaware Secretary of State.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valhi, Inc.
(Registrant)

By: /s/ A. Andrew R. Louis
Date: May 10, 2012	A. Andrew R. Louis, Secretary

INDEX TO EXHIBITS

Item No.	Exhibit Index

3.1*	Restated Certificate of Incorporation of the registrant as of May 1, 2012.

*
This Restated Certificate of Incorporation of Valhi, Inc., as amended effective May 1, 2012, is restated for the purposes of the disclosure requirements of Item 601 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission and does not represent a restated certificate of incorporation that has been filed with the Delaware Secretary of State.